                                                                  Exhibit (4e)

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                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                              RUSSELL CORPORATION,

                                       and

             BENJAMIN RUSSELL, BAUMGARDNER FAMILY PARTNERSHIP, LTD.,
          GWALTNEY INVESTMENT, LTD., GWALTNEY-BAIRD INVESTMENTS, LTD.,
            GWALTNEY FAMILY FOUNDATION, INC., CALISON FOUNDATION AND
                  BAUMGARDNER FAMILY CHARITABLE REMAINDER TRUST

                               -------------------

                          Dated as of January 31, 2005




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





                                TABLE OF CONTENTS

1.  Certain Definitions......................................................  1

2.  Registration of Common Stock.............................................  3

3.  Holdback Agreements......................................................  5

4.  Piggyback Registration...................................................  6

5.  Registration Procedures..................................................  8

6.  Registration Expenses.................................................... 11

7.  Indemnification.......................................................... 12

8.  Participation in Underwritten Registrations.............................. 14

9.  Rule 144................................................................. 14

10. Standstill............................................................... 14

11. Voting................................................................... 15

12. Waiver of Dissenter's Rights............................................. 16

13. Miscellaneous............................................................ 16

         REGISTRATION RIGHTS AGREEMENT dated as of January 31, 2005 among Russell Corporation, an Alabama corporation (the "Company"), and Benjamin Russell, an individual residing in Alabama, Calison Foundation, an Alabama trust (the "Foundation"), Baumgardner Family Charitable Remainder Trust, an Alabama trust (the "Baumgardner Trust), Baumgardner Family Partnership, Ltd., an Alabama limited partnership, Gwaltney Investment, Ltd., an Alabama limited partnership, Gwaltney-Baird Investments, Ltd., an Alabama limited partnership, and Gwaltney Family Foundation, Inc., an Alabama corporation (each a "Stockholder" and collectively, the "Stockholders"). Except for the Foundation and the Baumgardner Trust, each of the Stockholders was a remainder beneficiary of the trust (the "Trust") that was created under the will of Benjamin C. Russell (the "Russell Will"). Under the terms of the Russell Will, as a result of the death of the sole life income beneficiary of the Trust, the Trust is being terminated, and the corpus of the Trust will be distributed upon receipt of all necessary approvals.

         In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. CERTAIN DEFINITIONS.

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "Affiliate" of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

         "Common Stock" means common stock, par value $.01 per share, of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any other entity.

         "Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

         "Registrable Common Stock" means the 3,021,852 shares of Common Stock beneficially owned by the Stockholders on the date of this Agreement; provided, however, that such shares shall cease to be Registrable Common Stock when (i) a registration statement registering such shares of Registrable Common Stock under the Securities Act has been declared or becomes effective and such shares of Registrable Common Stock have been sold or otherwise transferred pursuant to such effective registration statement; (ii) such shares of Registrable Common Stock are sold pursuant to Rule 144 under circumstances in which any legend borne by such shares of Registrable Common Stock relating to restrictions on the transferability thereof, under the Securities Act or otherwise, is removed by the Company, or such shares of Registrable Common Stock are eligible to be sold pursuant to paragraph (k) of Rule 144; or (iii) such shares of Registrable Common Stock shall cease to be outstanding. For the avoidance of doubt, Registrable Common Stock shall include the shares of common stock of Russell Delaware into which the Common Stock owned by the Stockholders is convertible immediately following the Reincorporation.

         "Registration Statement" means any registration statement of the Company which covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

         "Reincorporation" means the proposed reincorporation of the Company from Alabama to Delaware by merging the Company into a wholly owned subsidiary incorporated in Delaware (Russell Delaware), as more fully set forth in the Company's Definitive Proxy Statement filed with the SEC on March 17, 2004.

         "Russell Delaware" means a wholly owned subsidiary of the Company incorporated in Delaware which has been organized in order to consummate the Reincorporation.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "underwritten registration or underwritten offering" means a registration in which securities of the Company are sold to underwriters for reoffering to the public.

         2. REGISTRATION OF COMMON STOCK.

         (a) Right to Request Registration. Subject to Section 2(b) and 2(d) below, at any time after the date hereof, any Stockholder or Stockholders who hold at least two million (2,000,000) shares of Registrable Common Stock, or all of the Registrable Common Stock if a lesser number is then held by Stockholders ("Minimum Amount"), may request registration under the Securities Act of not less than the Minimum Amount ("Demand Registration").

         Within ten (10) days after receipt of any such request for a Demand Registration, the Company shall give written notice of such request to all other Stockholders that hold shares of Registrable Common Stock and shall, subject to the provisions of Section 2(c) hereof, include in such registration all such Registrable Common Stock with respect to which the Company has received written requests for inclusion therein within 15 days after the date of the Company's notice.

         (b) Number of Demand Registrations.

         Subject to Sections 2(g) and 6(c) below, the Stockholders shall be entitled to request an aggregate of two (2) Demand Registrations; provided that, subject to Section 2(g) below, the first Demand Registration must be requested on or prior to the second anniversary of the date of this Agreement, and the second Demand Registration must be requested within eighteen (18) months of the initial effective date of the Registration Statement in connection with the first Demand Registration or the date of the prospectus relating to an underwritten takedown pursuant to Section 4(d); and further provided that if the amount of time that the Company is required to maintain the effectiveness of a Registration Statement is extended pursuant to Section 2(d), 3(b) or 5(k) herein (the "Extension Period"), such eighteen (18) month period shall be extended by the Extension Period. If the Stockholders fail to request the first Demand Registration or an underwritten takedown pursuant to Section 4(d) on or prior to the second anniversary of the date of this Agreement, the Stockholders will be deemed to forfeit the Second Demand Registration and the Piggyback Registration rights set forth in Section 4 herein.

         (c) Priority on Demand Registrations. If the Demand Registration is an underwritten offering and the managing underwriters advise the Company or the demanding Stockholders in writing that in their opinion the number of shares of Registrable Common Stock proposed to be included in any such registration exceeds the number of securities which can be sold in such offering and/or the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration only the number of shares of Registrable Common Stock which in the opinion of such managing underwriters can be sold and/or the number of shares of Registrable Common Stock that would not adversely affect the price per share of the Common Stock. If the number of shares which can be sold is less than the number of shares of Registrable Common Stock for which registration has been requested, the amount of Registrable Common Stock to be so sold shall be allocated first, pro rata to the shares of Registrable Common Stock requested to be registered by the Stockholders (whether initially or after the Company provides notice to the Stockholders pursuant to Section 2(a)) and then pro rata among the other holders of Common Stock entitled and desiring to participate in such registration. If the number of shares which can be sold exceeds the number of shares of Registrable Common Stock proposed to be sold, such excess shall be allocated among the other holders of securities (who are not Stockholders), if any, entitled and desiring to participate in such registration, as the Company shall determine.

         (d) Restrictions on Demand Registrations. The Company shall not be obligated to effect more than one (1) Demand Registration in any twelve (12) month period. The Company may postpone for up to sixty (60) days the filing or the effectiveness of a Registration Statement or suspend the effectiveness of a Registration Statement for a period up to sixty (60) days if, based on the good faith judgment of the Company's board of directors or a committee thereof, such postponement or suspension is necessary in order to avoid premature disclosure of a matter that the board has determined would not be in the best interest of the Company to be disclosed at such time. The Company shall provide written notice to the Stockholders of (x) any postponement of the filing or suspension of the effectiveness of a Registration Statement pursuant to this Section 2(d),
(y) the Company's decision to file or seek effectiveness of such Registration Statement following such postponement or suspension, and (z) the effectiveness of such Registration Statement. In the event of any suspension of a Registration Statement, the period that the Company shall be required to keep such Registration Statement effective shall be extended by the period of the suspension, and (if the suspended Registration Statement is not the second Demand Registration permitted under this Agreement) the period in which the Stockholders may request a second Demand Registration pursuant to Section 2(b) hereof shall automatically be extended by the period of the suspension.

         (e) Prepaid Variable Share Forward Contracts. Up to one million (1,000,000) shares of Registrable Common Stock in one Demand Registration may be the subject of one or more prepaid variable share forward purchase contracts (the "Forward Shares"). The Stockholders agree not to repurchase or otherwise acquire more than 23% of any Forward Shares.

         (f) Selection of Underwriters. If any shares of Registrable Common Stock covered by a Demand Registration are to be sold in an underwritten offering, the Company shall have the right to select the managing underwriter(s) to administer the offering, subject to the approval of Stockholders that are the beneficial owner of a majority of the shares of Registrable Common Stock to be included in such underwritten offering, which approval will not be unreasonably withheld or delayed.

         (g) Effective Period of Demand Registrations. After a Registration Statement filed pursuant to Section 2(a) of this Agreement has become effective, the Company shall use its reasonable best efforts to keep such Registration Statement effective for a period equal to one year from the initial date on which the SEC declares such Registration Statement effective (subject to any extension pursuant to Sections 2(d), 3(b) or 5(k) herein, or if such Registration Statement is not effective during any period within such one year period, such one year period shall be extended by the number of days that the Registration Statement is not effective), or such shorter period which shall terminate when all of the shares of Registrable Common Stock covered by such Registration Statement have been sold pursuant to such Registration Statement or Rule 144 (the "Effectiveness Period"). If the Company shall withdraw any Demand Registration prior to the expiration of the Effectiveness Period (a "Withdrawn Registration Statement"), Stockholders that continue to hold Registrable Common Stock, which shares were covered by the Withdrawn Registration Statement, shall be entitled to an additional Demand Registration and the Company shall use reasonable best efforts to keep such additional Demand Registration effective for (x) the longer of (A) the remainder of the Effectiveness Period of the Withdrawn Registration Statement or (B) three months, or (y) if earlier, until the date on which all of the Registrable Common Stock covered by such Demand Registration has been sold. If the Withdrawn Demand Registration was the first Demand Registration under this Agreement, then the period in which the Stockholders may request (i) a first Demand Registration (in replacement of such Withdrawn Demand Registration) shall be extended by the number of days elapsed between the date that the Withdrawn Registration Statement was requested by the Stockholders and the date that the Withdrawn Registration Statement was declared effective, and (ii) a second Demand Registration under this Agreement shall run from the date of effectiveness of the replacement Demand Registration. If the Withdrawn Registration Statement was the second Demand Registration under this Agreement, then a request for an additional Demand Registration in replacement of such Withdrawn Registration Statement must be made no later than the later of
(x) eighteen (18) months from the initial effective date of the Withdrawn Registration Statement, or (y) six (6) months from the withdrawal of the Withdrawn Registration Statement. The Company shall reimburse the Stockholders for all reasonable legal and other advisory fees, not to exceed $30,000, incurred by the Stockholders in connection with the Withdrawn Registration Statement, and any such reimbursable costs shall be in addition to the amount of the Reimbursement payable by the Company pursuant to Section 6(c) hereof. Any additional Demand Registration pursuant to this paragraph otherwise shall be subject to all of the provisions of this Agreement.

         3. HOLDBACK AGREEMENTS.

         (a) In the case of an underwritten offering by the Stockholders (which includes any underwritten takedown off of a shelf registration statement otherwise permitted by this Agreement), the Company agrees not to effect any public sale or distribution of any of its equity securities (other than any sale or distribution in connection with any merger, amalgamation, reorganization or consolidation by the Company or any Affiliate of the Company, or the acquisition by the Company or an Affiliate of the Company of shares or assets from any other Person, or in connection with any employee stock ownership or other benefit plan) during the ninety (90) day period (or such longer period that the managing underwriters reasonably request) beginning on the initial effective date of the Registration Statement relating to a Demand Registration, or the date of the Prospectus relating to a Demand Registration that is a shelf takedown, as applicable, unless the underwriters managing the offering agree to such sale or distribution (the "Lock-up Period"). Notwithstanding the foregoing, if the effectiveness of a Registration Statement relating to a Demand Registration has been suspended during the term of the Lock-up Period, the Lock-up Period shall be extended, for the number of days that the Registration Statement is not effective, subject to the right of the underwriters managing the offering to permit sales, distributions or an early release date.

         (b) In the case of an underwritten offering by the Company (which includes any underwritten takedown off of a shelf registration statement), each Stockholder agrees not to sell or otherwise transfer or dispose of any shares of Registrable Common Stock (or other securities) of the Company held by them during the ninety (90) day period (or such longer period that the managing underwriters reasonably request) beginning on the initial effective date of a registration statement of the Company filed under the Securities Act, or the date of the Prospectus (not including a preliminary Prospectus) relating to a shelf takedown, as applicable, unless the underwriters managing the offering agree to such sale or distribution (a "Stockholder Lock-up"). Such agreement shall be in writing in form satisfactory to the Company and the managing underwriters. The Company may impose stop-transfer instructions with respect to the shares of Registrable Common Stock (or other securities) subject to the foregoing restriction until the end of the Stockholder Lock-up. If a Stockholder is required to enter into a Stockholder Lock-up at a time when shares of Registrable Common Stock are included in an effective Registration Statement relating to a Demand Registration, then the period that the Company shall be required to keep such Registration Statement effective shall be extended by the period of the Stockholder Lock-up.

         4. PIGGYBACK REGISTRATION.

         (a) If the Company proposes to register any offer or sale of Common Stock under the Securities Act, whether or not for sale for its own account or for the benefit of other security holders of the Company, on any registration form (other than Form S-4 or S-8 or other successor forms or, except as provided in Section 4(d) below, an omnibus shelf registration statement on Form S-3) which permits the inclusion of shares of Registrable Common Stock, the Company will promptly give each Stockholder that holds shares of Registrable Common Stock written notice of its intention (the "Piggyback Notice"), which Piggyback Notice shall specify the aggregate number of shares of Common Stock to be registered, the intended method of disposition thereof and the Stockholder's rights under this Section 4. Upon the written request of any Stockholder made within 10 days of the date of delivery of the Piggyback Notice, the Company will use its reasonable best efforts to effect the registration under the Securities Act of the offer and sale of all shares of Registrable Common Stock which the Company has been so requested to register by the Stockholders (the "Piggyback Registration"); provided, however, that (i) if, any time after giving the Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to effect such registration, the Company shall give written notice of such determination to each Stockholder that requested inclusion in such Piggyback Registration and, thereupon, shall be relieved of its obligation to register any offer and sale of shares of Registrable Common Stock in connection with such registration; and (ii) any Stockholder requesting to be included in such registration may elect, in writing at least 10 days prior to the effective date of the registration statement filed in connection with such registration, not to register the offer and sale of such Stockholder's Registrable Common Stock in connection with such registration. The election by any of the Stockholders to effect a Piggyback Registration (other than in connection with an omnibus shelf Registration Statement as set forth in
Section 4(d)) shall not count against the maximum number of Demand Registrations permissible under this Agreement as set forth in Section 2(b).

         (b) If the Piggyback Registration relates to an underwritten public offering, the Company shall so advise the Stockholders as part of the Piggyback Notice given pursuant to Section 4(a). In such event, the right of any Stockholder to participate in such registration shall be conditioned upon such Stockholder's participation in such underwriting in accordance with the terms and conditions thereof. The Company shall have the right to select the managing underwriter(s) for any underwritten Piggyback Registration. All Stockholders proposing to distribute their shares of Registrable Common Stock through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form.

         (c) If such proposed Piggyback Registration is an underwritten offering and the managing underwriters for such offering advise the Company that the securities requested to be included therein exceeds the amount of securities that can be sold in such offering (the "Cut-back Notice"), any securities to be sold by the Company or other holders of the Company's securities initiating such offering or otherwise contractually entitled to be included in such offering prior to the Stockholders shall have priority over any shares of Registrable Common Stock, and the number of shares to be included by a Stockholder and other holders of the Company's securities that did not initiate the offering and not having priority over the Stockholders in such registration shall be reduced pro rata. The Company shall provide the Stockholders that have requested to be included in such offering with a copy of any written Cut-back Notice.

         (d) A Stockholder or Stockholders may, upon complying with the provisions of Sections 2(a) and 4(a), include shares of Registrable Common Stock in an omnibus shelf Registration Statement on Form S-3, but only in order to effect up to two (2) offerings of Registrable Common Stock in underwritten takedown(s) from such Registration Statement. Any such underwritten takedown shall count against the maximum number of Demand Registrations permissible under this Agreement as set forth in Section 2(b). Except as provided in this Section 4(d), the Stockholders shall have no Piggyback Registration rights under this Agreement with respect to the Company's registration or proposed registration of the offer or sale of Common Stock through an omnibus shelf registration on Form S-3. For the avoidance of doubt: (i) one or more Stockholders may resell their Registrable Securities pursuant to an omnibus shelf registration statement only if done so pursuant to an underwritten takedown by such Stockholder(s) from such shelf registration, and not in open market sales from time to time; and (ii) no Stockholder shall have the right to piggyback onto any underwritten takedown by the Company from an omnibus shelf registration statement.

         5. REGISTRATION PROCEDURES.

         In connection with any Registration Statement, the following provisions shall apply (unless otherwise noted that a provision solely applies to a Demand Registration):

         (a) solely in the case of a Demand Registration, prepare and file with the SEC as soon as reasonably practicable, but in no event later than 90 days of the Company's receipt of a request of a Demand Registration, one or more Registration Statements with respect to such shares of Registrable Common Stock and use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable thereafter;

         (b) solely in the case of a Demand Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period set forth in Section 2(g) or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

         (c) as soon as reasonably practicable but in no event later than three
(3) business days before the applicable filing date, furnish to Stockholders named in the Registration Statement (if such Stockholders continue to hold shares of Registrable Common Stock), for their review and comment, copies of the proposed Registration Statement and the Prospectus included therein and proposed amendments and supplements thereto (including post-effective amendments, but excluding any documents incorporated by reference therein);

         (d) furnish to each Stockholder named in the Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of shares of Registrable Common Stock owned by such Stockholder;

         (e) use its reasonable best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions as any Stockholder named in the Registration Statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition in such jurisdictions of the Registrable Common Stock owned by such Stockholder (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

         (f) notify each Stockholder named in the Registration Statement (if such Stockholder continues to hold shares of Registrable Common Stock included in such Registration Statement), at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event, of which the Company is aware, as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Stockholder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (g) in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and make members of senior management of the Company available to participate in, and cause them to cooperate with the underwriters in connection with, "road-show" and other customary marketing activities and cause to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Company (which may be in-house or external counsel), in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering addressed to the underwriters and the sellers;

         (h) in the case of an underwritten offering, make available for inspection by any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such underwriter, all pertinent financial and other records, pertinent corporate documents of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such, underwriter, attorney, accountant or agent in connection with such Registration Statement;

         (i) use its reasonable best efforts to cause all such Registrable Common Stock to be listed on each securities exchange on which the Common Stock is then listed;

         (j) in the case of an underwritten offering, if requested by the managing underwriters of such offering, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and at the time of delivery of any Registrable Common Stock sold pursuant thereto), letters from the Company's independent certified public accountants addressed to each underwriter stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary underwritten public offerings;

         (k) notify as soon as reasonably practicable, but in no event later than three (3) business days, each Stockholder named in the Registration Statement (if such Stockholder continues to hold shares of Registrable Common Stock included in such Registration Statement), and the underwriter or underwriters, if any:

                  (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                  (ii) of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

                  (iii) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any shares of Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.

         The Company may require each seller of Registrable Common Stock as to which any registration is being effected to furnish to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and each such seller shall promptly comply with any such request.

         Each seller of Registrable Common Stock agrees by having its stock treated as Registrable Common Stock hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a "Suspension Notice"), such seller will forthwith discontinue disposition of Registrable Common Stock under the Registration Statement until such seller has received written notice from the Company that the use of the Prospectus may be resumed (a "Resumption Notice") and is furnished with a supplemented or amended Prospectus as contemplated by Section 5(f) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the Prospectus covering such Registrable Common Stock current at the time of receipt of the Suspension Notice; provided, however, that the Company agrees to use its reasonable best efforts to provide each seller of Registrable Common Stock with a Resumption Notice, as well as a supplemented or amended Prospectus contemplated by Section 5(f) hereof, within forty-five (45) days of the date of delivery of a Suspension Notice. If the Company shall give any notice to suspend the disposition of Registrable Common Stock pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to Section 2(g) of this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 5(f).

         6. REGISTRATION EXPENSES.

         (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent's and registrar's fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be paid by the Company and shall not be charged to or payable by the Stockholders. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. Registration Expenses shall not include any underwriting discounts or commissions attributable to the sale of Registrable Common Stock or fees and expenses of counsel representing the Stockholders, except as set forth below.

         (b) The obligation of the Company to bear the expenses described in
Section 5(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

         (c) The Company will reimburse the Stockholders for up to $875,000 in the aggregate of the Stockholders' expenses actually incurred and documented (which expenses may include, without limitation, underwriting discounts and commissions) in connection with the Demand and Piggyback Registrations (the "Reimbursement"). Up to $656,250 of the Reimbursement will be paid in connection with the first Demand or Piggyback Registration; provided, however, that if the Stockholders (i) sell at least 90% of the Registrable Common Stock beneficially owned on the date hereof in the first Demand or Piggyback Registration, and (ii) waive their second Demand Registration and all Piggyback Registrations, the Stockholders will receive up to the full Reimbursement in connection with the first Demand or Piggyback Registration. The Reimbursement shall be paid by the Company within sixty (60) days of receipt of documentation to the Company evidencing the Stockholders' expenses. The Stockholders agree to coordinate with each other and submit one set of documentation representing the request for Reimbursement by all of the Stockholders. Any expenses incurred by the Stockholders that are reimbursable pursuant to Section 2(g) hereof shall be in addition to the amount of the Reimbursement provided for in this section.

         7. INDEMNIFICATION.

         (a) The Company shall indemnify, to the fullest extent permitted by law, each Stockholder, its officers, directors and Affiliates and each Person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable "blue sky" laws, except insofar as the same are made in reliance and in conformity with information relating to such Stockholder furnished in writing to the Company by such Stockholder expressly for use therein or caused by such Stockholder's failure to deliver to such Stockholder's immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Stockholder with copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholders.

         (b) In connection with any Registration Statement in which a Stockholder is participating, each such Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Stockholder furnished to the Company by such Stockholder expressly for use therein or caused by such Stockholder's failure to deliver to such Stockholder's immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Stockholder copies of the same; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Stockholders and the liability of each such Stockholder shall be in proportion to and limited to the net amount received by such Stockholder from the sale of Registrable Common Stock pursuant to such Registration Statement.

         (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Regardless of whether or not such defense is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). In addition, any settlement entered into by an indemnifying party must include a release of all claims against the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

         (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

         (e) If the indemnification provided for in or pursuant to this Section 7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Stockholder be greater in amount than the amount of the net proceeds received by such Stockholder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 7(a) or 7(b) hereof had been available in such circumstances.

         8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

         No Person may participate in any registration hereunder which is underwritten unless such Person (x) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         9. RULE 144.

         The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the

SEC thereunder, and it will, if requested by any Stockholder, make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Stockholder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

         10. STANDSTILL.

         The Stockholders agree that during the period commencing on the date hereof and ending forty-two (42) months after the date of this Agreement, the Stockholders will not, nor will it permit any of its Affiliates to, directly or indirectly without the prior written consent of the Company:

         (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise any securities of the Company (other than any Forward Shares that are acquired upon settlement of a prepaid variable forward purchase contract, as provided for in Section 2(e) herein);

         (b) "solicit" proxies or consents with respect to the Common Stock under any circumstances or become a "participant" in any "contested solicitation" relating to the election of directors the Company, as such terms are defined in Regulation 14A under the Exchange Act;

         (c) deposit any shares of Common Stock in a voting trust or subject them to a voting agreement or other agreement of similar effect, other than pursuant to this Agreement;

         (d) initiate, propose or otherwise solicit holders of shares of Common Stock for the approval of one or more proposals at any time, or induce or attempt to induce any other person to initiate any proposal to be voted on by such holders;

         (e) form, join or in any way participate in a group within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Company or the Company's Common Stock (except as may occur as a result of the Stockholders entering into this Agreement and/or acting in accordance with Section 11 hereof);

         (f) arrange, or participate in the arranging of, financing for the purchase of shares of Common Stock by any individual, partnership, or other entity;

         (g) propose or disclose any intent to propose or make any public statement regarding any acquisition, business combination or similar transaction with respect to the Company; or

         (h) take any action to encourage or assist any other person to do any of the foregoing.

         11. VOTING.

         Notwithstanding anything to the contrary contained in this Agreement, each Stockholder agrees that during the period commencing on the date hereof and for so long as such Stockholder or any Affiliate thereof beneficially owns any shares of Common Stock which is, on the date hereof, Registrable Common Stock, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, and in connection with any action of the stockholders of the Company taken by written consent, such Stockholder:

         (a) will appear in person or by proxy at each such meeting or otherwise cause the shares of Registrable Common Stock beneficially owned by such Stockholder, including any Forward Shares, to be counted as present at such meeting for purposes of calculating a quorum; and

         (b) will either, at the sole election of such Stockholder, (i) vote or cause the shares of Registrable Common Stock to be voted in accordance with the recommendations of management of the Company in connection with any action, proposal, transaction or agreement being voted on by the stockholders of the Company, or (ii) grant an irrevocable proxy to one or more persons designated by the Company.

         12. WAIVER OF DISSENTER'S RIGHTS.

         (a) The Stockholders hereby waive any and all actions, claims and rights, including, but not limited to dissenter's rights, that the Stockholders may now or forever have against the Company or any of its Affiliates, in connection with or arising out of the Reincorporation. The Stockholders hereby acknowledge and agree that by entering into this Agreement, they have withdrawn the notice of dissent dated April 21, 2004, a copy of which is attached hereto as Exhibit A (the "Notice of Dissent"), asserting dissenter's rights in connection with the Reincorporation, and the Stockholders and the Company hereby acknowledge and agree that, if the Reincorporation is consummated, shares of Registrable Common Stock will be converted into shares of common stock of Russell Delaware pursuant to and in accordance with the terms of the Reincorporation.

         (b) As further inducement to the Company to enter into and be bound by this Agreement, attached hereto as Exhibit B are waivers of dissenter's rights, executed by each beneficiary of the Trust that is not a Stockholder, waiving dissenter's rights in connection with the Reincorporation, and otherwise covering all matters addressed in Section 12(a) above. The Stockholders represent and warrant that the waivers of the Stockholders contained in Section 12(a) above, together with the waivers attached hereto as Exhibit B, constitute all waivers necessary to extinguish fully the right of any person or entity to dissent from the Reincorporation by virtue of or through the Notice of Dissent, and no person shall after the date hereof have any right to appraisal of their shares of Common Stock in connection with consummation of the Reincorporation.

         13. MISCELLANEOUS.

         (a) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

                  If to the Company:

                           Russell Corporation
                           3330 Cumberland Boulevard, Suite 800,
                           Atlanta, Georgia 30339
                           Facsimile No.:  (678) 742-8514
                           Attention:  Floyd G. Hoffman

                  If to the Stockholders, at the addresses set forth on the signature pages hereto.

                  in each case with copies, which shall not constitute notice to the Company or the Stockholders, to:

                           Maynard, Cooper & Gale, P.C.
                           2400 AmSouth/Harbert Plaza
                           Birmingham, Alabama 35203-2618
                           Attention:  Mark L. Drew
                           Facsimile No.:  (205) 254-1999

                  and

                           Kaufman & Rothfeder
                           Aliant Center
                           2740 Zelda Road
                           Montgomery, Alabama 36106
                           Attention:  Jo Karen Parr
                           Facsimile No.:  (334) 244-1969

                  and

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036-6522
                           Attention:  Stacy J. Kanter
                           Facsimile No.:  (212) 735-2000

or such other address or facsimile number as such party (or transferee) may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

         (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         (c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, including any successor in interest to the Company, it being understood that subsequent holders of the Registrable Common Stock are not intended third party beneficiaries hereof.

         (d) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law.

         (e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County of Fulton, State of Georgia, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(a) shall be deemed effective service of process on such party.

         (f) Waiver of Jury Trial.

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (g) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (h) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the transactions contemplated herein. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

         (i) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         (k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the holders of a majority of the Registrable Common Stock; provided, however, that without a Stockholder's written consent no such amendment, modification, supplement or waiver shall affect adversely such Stockholder's rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Stockholders hereunder (other than as reflected by the different number of shares held by such Stockholder); provided, further, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company's obligations hereunder.

         (l) Aggregation of Stock. All Registrable Common Stock held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         (m) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

         (n) Form S-3 Eligibility. The Company represents and warrants to the Stockholders that it is eligible to file a registration statement on Form S-3. The Company agrees to use its reasonable best efforts to maintain S-3 eligibility during the period that the Company may have an obligation to file a Demand Registration pursuant to Section 2 of this Agreement.

         (o) Enforceability.

                           (i) The Company represents and warrants to each
                  Stockholder that the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof on the part of the Company to be fulfilled have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other laws relating to or limited by creditors' rights generally or by equitable principles.

                           (ii) Each Stockholder, severally and not jointly,
                  represents and warrants to the Company that the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof on the part of the Stockholder to be fulfilled have been duly authorized by all necessary corporate, limited liability or partnership action, as the case may be, on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder, and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other laws relating to or limited by creditors' rights generally or by equitable principles.

                            [Execution Page Follows]

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

                               RUSSELL CORPORATION


                               By:   /s/ Floyd G. Hoffman
                                  ----------------------------------------------
                               Name: Floyd G. Hoffman - signed on March 15, 2005
                               Title: Senior Vice President
                               Address: Russell Corporation
                                        3330 Cumberland Blvd., Suite 800
                                        Atlanta, GA 30339

                               STOCKHOLDERS

                               BENJAMIN RUSSELL

                               By: /s/ Benjamin Russell
                                  ----------------------------------------------
                               Name: Benjamin Russell
                               Address: c/o Russell Lands, Inc.
                                        2544 Willow Point Road
                                        Alexander City, AL 35010

                               BAUMGARDNER FAMILY PARTNERSHIP, LTD.

                               By: Baumgardner Investment Company,
                               Ltd. - Its General Partner

                               By: RAB, L.L.C. - Its Manager

                                   By: /s/ Thomas T. Lamberth
                                      ------------------------------------------
                                   Name: Thomas T. Lamberth
                                   Title:  One of Its Managers
                                   Address: c/o Russell Lands, Inc.
                                            2544 Willow Point Road
                                            Alexander City, AL 35010

                                   By: /s/ Earl C. Baumgardner
                                      ------------------------------------------
                                   Name: Earl C. Baumgardner
                                   Title:  One of Its Managers
                                   Address: 1488 College Street
                                            Alexander City, AL 35010

                                   By:   /s/ G. Russell Baumgardner
                                      ------------------------------------------
                                   Name: G. Russell Baumgardner
                                   Title:  One of Its Managers
                                   Address: 8507 Carillion Place
                                            Montgomery, AL 36117

                               GWALTNEY INVESTMENT,
                               LTD.

                               By: /s/ George W. Gwaltney
                                  ----------------------------------------------
                                  Name:  George W. Gwaltney
                                  Title:  a General Partner
                                  Address: 1615 Powers Ridge Place
                                           Atlanta, GA 30327

                               GWALTNEY-BAIRD
                               INVESTMENTS, LTD.

                               By: /s/ Nancy R. Gwaltney
                                  ----------------------------------------------
                                  Name:  Nancy R. Gwaltney
                                  Title:  a General Partner
                                  Address: 384 Ridgeway Drive
                                           Alexander City, AL 35010

                               GWALTNEY FAMILY FOUNDATION, INC.

                               By: /s/ Nancy R. Gwaltney
                                   ---------------------------------------------
                                   Name: Nancy R. Gwaltney
                                   Title: President
                                   Address: 384 Ridgeway Drive
                                            Alexander City, AL 35010

                               CALISON FOUNDATION

                               By: /s/ Roberta A. Baumgardner
                                   ---------------------------------------------
                                   Name: Roberta A. Baumgardner
                                   Title:  Trustee
                                   Address: 178 Ridgeway Drive
                                            Alexander City, AL 35010

                               BAUMGARDNER FAMILY
                               CHARITABLE REMAINDER TRUST

                               By: /s/ Roberta A. Baumgardner
                                   ---------------------------------------------
                                   Name: Roberta A. Baumgardner
                                   Title: Trustee
                                   Address: 178 Ridgeway Drive
                                            Alexander City, AL 35010

                                    EXHIBIT A

                     NOTICE OF DISSENT DATED APRIL 21, 2004

                                   (attached)

                                    EXHIBIT B

                          WAIVERS OF DISSENTER'S RIGHTS

                                   (attached)